Exhibit 99.1

News Release

First Regional	1801 Century Park East	Jack A. Sweeney
Bancorp	Century City, California 90067	Board Chairman
	Telephone (310) 552-1776	Chief Executive Officer
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP POSTS SUBSTANTIAL GROWTH TO NEW HIGHS IN
SECOND QUARTER AND FIRST HALF FINANCIAL RESULTS

Quarterly Highlights Include:

•                  Second quarter net income highest quarterly profit in history

•                  First half net income advances 56% over same period in 2005

•                  Total assets climb 38% to their highest level ever

•                  Total deposits rise 27% to all time high

•                  Net loans increase 32% to a new record

CENTURY CITY, Calif. (July 18, 2006)—First Regional Bancorp (Nasdaq Global Market: FRGB) today reported continued profitable growth in the second quarter ended June 30, 2006, with net income for the quarter surging more than 50% for the company’s best quarterly earnings performance in history.

For the three months ended June 30, 2006, net income totaled $9.6 million, up from $6.4 million in the corresponding quarter of 2005, and easily surpassed the previous all-time profit record achieved in this year’s first quarter.  Diluted earnings per share advanced to $2.22, an increase of 49% from the $1.49 per diluted share recorded in the year-earlier period. Net income for the first half of 2006 rose 56% to $18.1 million from $11.6 million in the prior year, while earnings per diluted share advanced 54% to $4.18 from $2.72 in the first six months of 2005.

Jack A. Sweeney, Chairman and Chief Executive Officer, stated:  “First Regional’s continued outstanding performance is truly gratifying. We are successfully managing a period of sustained growth without parallel in our 27-year history. Quarterly earnings once again exceeded those of the corresponding prior year period, marking a period of exceptional consistency.  Moreover, earnings have again risen on a sequential basis from the preceding quarter, and set new quarterly earnings high marks for our company.  Fueling our progress in the most recent quarter, assets at June 30, 2006 rose 38% to a record $1.999 billion from $1.452 billion a year ago, while deposits grew 27% to $1.537 billion from $1.211 billion in 2005.  Net loans climbed 32% to $1.755 billion from $1.328 billion.”

Mr. Sweeney continued:  “First Regional’s strong second quarter results reflected our continued successful implementation of the solid strategic plan that has served us well.  We are adding quality earning assets at a steady pace.  Average earning assets grew to $1.824 billion from $1.319 billion at this point last year, while our average yield on those assets was 8.76%, in the second quarter of 2006 compared with 7.38% a year ago.  Second-quarter revenues from earnings assets grew 64%, to $39.8 million from $24.3 million in the prior year.  We also continue to work diligently to keep operating costs in check while increasing our operating efficiency.  In key measures of productivity, assets per employee were 13 percent higher than one year ago, and our efficiency ratio improved to 37.60% in the second quarter from 40.90% in the same period a year earlier.

“We have benefited from the strength and resiliency of the Southern California economy, and from the Federal Reserve’s current policy of raising interest rates, which has resulted in increased interest income for First Regional.  However, we are mindful of the challenges in the current situation, including pressure on our interest costs due to rising rates and the possible softening of the industries we serve.  Moreover, no one can predict the impact of national and global challenges, such as soaring fuel prices and a troubling international scene.   Therefore we continue our traditional conservative posture with respect to growth, placing prime emphasis on asset quality.  At June 30, 2006, nonperforming assets amounted to only $62,000, enabling us to moderate our loan loss provisions while maintaining our loan loss reserves at levels that we regard as conservative and ample.  Such reserves amounted to $20.3 million at the close of the quarter.”

Mr. Sweeney concluded:  “We have growing financial strength, a proven and flexible business plan, and the experienced and talented managers and employees required to execute it effectively.  Through our successful financings and the retention of earnings, we have expanded total capital to $125.5 million at June 30, 2006, a 40% increase from $89.7 million a year ago.  We believe that First Regional is solidly positioned for further success, and we will continue to carefully manage our business in order to further maximize long-term values for our shareholders.”

First Regional Bancorp is a bank holding company headquartered in Century City, California.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of June 30	2006	2005

ASSETS:
Cash and due from banks	$167,224	$63,006
Federal funds sold	0	0
Cash and cash equivalents	167,224	63,006

Investment securities	17,646	18,560
Federal Home Loan Bank stock - at cost	12,581	9,017
Federally guaranteed loans	6,174	4,651
Other loans, net	1,754,757	1,327,935
Premises and equipment - net	3,821	3,674
Other real estate owned	0	0
Accrued interest receivable and other assets	37,741	25,211

Total assets	$1,999,944	$1,452,054

LIABILITIES AND CAPITAL:
Demand deposits	$482,458	$420,282
Savings deposits	50,160	38,817
Money market deposits	816,585	581,584
Time deposits	188,170	170,129

Total deposits	1,537,373	1,210,812

Funds purchased	0	0
Federal Home Loan Bank advances	230,000	100,000
Subordinated debentures	92,785	41,238
Accrued interest payable and other liabilities	14,317	10,261

Total liabilities	1,874,475	1,362,311

Stated capital	50,974	48,108
Retained earnings	74,611	41,626
Net unrealized gains (losses) on available-for-sale securities	(116)	9

Total capital	125,469	89,743

Total liabilities and capital	$1,999,944	$1,452,054

Book value per share outstanding	$30.94	$22.32

Total shares outstanding	4,055,390	4,020,146

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005

Interest on loans	$39,669	$24,130	$76,176	$44,584
Interest on federal funds sold	43	27	75	129
Interest on investment securities	129	114	197	151

Total interest income	39,841	24,271	76,448	44,864

Interest on deposits	8,839	2,927	16,212	5,158
Interest on subordinated debentures	1,641	595	2,684	1,120
Interest on FHLB advances	2,459	1,022	4,895	1,716
Interest on other borrowings	1	1	4	1

Total interest expense	12,940	4,545	23,795	7,995

Net interest income	26,901	19,726	52,653	36,869

Provision for loan losses	1,500	1,500	3,891	2,700

Net interest income after provision for loan losses	25,401	18,226	48,762	34,169

Other operating income	2,498	1,575	4,450	3,056
	.	.
Salaries and related benefits	6,983	5,573	13,779	10,890
Occupancy expenses	682	598	1,304	1,394
Other expenses	3,389	2,542	6,372	4,751

Total other operating expenses	11,054	8,713	21,455	17,035

Income before provision for income taxes	16,845	11,088	31,757	20,190

Provision for income taxes	7,252	4,713	13,680	8,573

Net income	$9,593	$6,375	$18,077	$11,617

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005

Net income per share
Basic	$2.37	$1.59	$4.47	$2.90
Diluted	$2.22	$1.49	$4.18	$2.72

Average shares outstanding	4,052,311	4,015,855	4,047,018	4,008,446
Diluted average shares	4,331,094	4,285,387	4,322,628	4,277,036

Average equity	$119,992	$86,723	$115,267	$83,517
Average assets	$1,926,284	$1,398,707	$1,897,332	$1,341,453
Return on average equity (%)	32.07	29.48	31.63	28.05
Return on average assets (%)	2.00	1.83	1.92	1.75
Efficiency ratio (%)	37.60	40.90	37.57	42.67
Number of employees	243	199
Assets per employee (000s)	$8,230	$7,297

CREDIT QUALITY

Beginning reserve for loan losses (000s)	$18,975	$13,355	$17,577	$11,825
Loan loss provisions	1,500	1,500	3,891	2,700
Loan recoveries	0	0	0	130
Loan chargeoffs	0	35	941	35
Net change in allowance for unfunded loan commitments	(162)	(3)	(214)	197
Ending reserve for loan losses (000s)	$20,313	$14,817	$20,313	$14,817

Nonperforming assets (000s)	$62	$853
Nonperforming assets / gross loans (%)	0.00	0.06
Reserve for loan losses / nonperforming assets (%)	32762.90	1737.05
Reserve for loan losses / gross loans (%)	1.14	1.10

	(000s omitted)
	For the Three Months Ended June 30,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$1,806,214	$39,669	8.81	$1,297,410	$24,130	7.46
Funds sold	3,620	43	4.76	3,561	27	3.04
Investment securities	13,762	129	3.76	18,390	114	2.49
Total earning assets	$1,823,596	$39,841	8.76	$1,319,361	$24,271	7.38

Deposits	$1,507,316	$8,839	2.35	$1,128,476	$2,927	1.04
Federal Home Loan Bank advances	197,341	2,459	5.00	135,275	1,022	3.03
Subordinated debentures	92,785	1,641	7.09	41,238	595	5.79
Funds purchased	99	1	4.05	272	1	1.47
Total bearing liabilities	$1,797,541	$12,940	2.89	$1,305,261	$4,545	1.40

Net interest spread (1)			5.88			5.98

Net interest margin (2)			5.92			5.93

(1)             Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2)             Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Six Months Ended June 30,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$1,780,873	$76,176	8.63	$1,243,090	$44,584	7.23
Funds Sold	3,483	75	4.34	10,528	129	2.47
Investment Securities	11,367	197	3.49	13,060	151	2.33
Total Earning Assets	$1,795,723	$76,448	8.59	$1,266,678	$44,864	7.14

Deposits	$1,486,307	$16,212	2.20	$1,086,713	$5,158	0.96
Federal Home Loan Bank Advances	207,746	4,895	4.75	123,612	1,716	2.80
Subordinated Debentures	77,577	2,684	6.98	41,238	1,120	5.48
Other Borrowings	90	4	8.96	182	1	1.11
Total Bearing Liabilities	$1,771,720	$23,795	2.71	$1,251,745	$7,995	1.29

Net Interest Spread (1)			5.88			5.85

Net Interest Margin (2)			5.91			5.87

(1)             Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2)             Net interest margin represents net interest income divided by average earning assets.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.